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                                                                     EXHIBIT 4.7

                                                             English translation
                                                              For reference only

                            LONG-TERM LOAN AGREEMENT

                                 Contract No.: 2005 Year Development Zi No. 0048

Borrower (Party A): Wuxi Suntech Power Co., Ltd.
Domicile (Address): 17-6 Changjiang South Road, New Zone
Legal Representative: Li Yanren

Lender (Party B): Industrial and Commercial Bank of China, Wuxi Branch Domicile(Address): 30 Wu'ai Road
Legal Representative (Person In-Charge): Hu Weiyi

     Party A, due to its need as stated in Article 3.1 of this Contract, applies for a loan from Party B. Party B agrees to provide a loan to Party A. To clarify and confirm the rights and obligations of the parties, in accordance with Contract Law, General Rules on Loans, and other relevant laws and regulations, based on equality and through consultation in reaching consensus, Party A and Party B enter into this Contract.

               ARTICLE 1 PARTY A'S REPRESENTATIONS AND WARRANTIES

1.1 It is legally established, is an entity with legal person status (or it is a subsidiary organization legally authorized by a legal person), and has the right to execute this Contract in accordance with law.

1.2 The proposed project to be constructed using the loan under this Contract has obtained the relevant approval from the relevant governmental authority.

1.3 The various accounting statements and information provided by Party A on the project loan investigation, assessment and examination, and management are true, accurate and complete.

                             ARTICLE 2 TYPES OF LOAN

2.1 The loan under this Contract is a fixed asset loan.

                          ARTICLE 3 PURPOSE OF THE LOAN

3.1 The loan under this Contract is to be used for the following purpose: the new factory area solar power cell construction project.

3.2 Without the written consent of Party B, Party A cannot change the purpose of the loan as specified in this Contract.

                         ARTICLE 4 LOAN AMOUNT AND TERM

4.1 The loan amount under this Contract shall be Renminbi (in full-form characters) Fifty Million, (in short-form) RMB50,000,000 (in case of inconsistency between the full-form and short-form characters, the full-form characters shall prevail, as are the cases below).

4.2 The term of the loan under this Contract shall be 36 months from March 31, 2005 to March 28, 2008.

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              ARTICLE 5 LOAN INTEREST RATE AND INTEREST CALCULATION

5.1 The loan interest rate under this Contract shall be determined once a year:

5.1.1 The interest rate for the first year shall be 5.76% per annum (including all of the loans separately disbursed within one year from the effective date of this Contract);

5.1.2 The interest rate for the second year and thereafter (for cases of separate disbursements, the disbursement date for the first loan shall prevail) shall be determined in accordance with the law pursuant to the then legally fixed interest rate of corresponding grade, and Party A shall be notified in writing within 30 days from the date the interest rate is changed. However, whether or not the notice is delivered, it shall not affect performance.

5.2 Interests are calculated daily on the loan under this Contract and settled quarterly. Interest settlement date is the 20th day of the last month of the quarter. When the loan matures, interest is settled together with the principal.

5.3 Interest of the loan under this Contract shall be calculated from the date it is drawn.

5.4 If, during the performance of this Contract, People's Bank of China adjusts the loan interest rate and that it applies to the loan under this Contract, Party B shall, without being required to notify Party A, calculate the interest based on such adjusted interest loan rate and manner in accordance with such stipulation.

                        ARTICLE 6 CONDITIONS FOR DRAWDOWN

6.1 Prior to each drawdown, Party A shall satisfy the following conditions:

6.1.1 The guarantee contract is legally established and has taken effect;

6.1.2 The capital fund or other fund that should be raised for the project developed by the loan under this Contract has been put in place in full pursuant to the stipulated time and proportion;

6.1.3 There has been no budget deficit or the budget deficit has been resolved through raising capital on its own;

6.1.4 The construction progress has been on schedule;

6.1.5 It has conducted the drawdown formalities with Party B in accordance with the provisions of the Contract;

6.1.6 There has been no occurrence of events of default stipulated by this Contract;

6.1.7 It has provided other relevant material for administering the loan as requested by Party B.

                         ARTICLE 7 DRAWDOWN ARRANGEMENTS

7.1 The manner of drawdown of the loan under this Contract shall be implemented in accordance with sub-clause ________ below:

7.1.1 Party A shall draw the loan on ______ year _____ month _____ day in a lump-sum, and it shall place the entire loan into the account opened with Party B;

7.1.2 Party A shall draw the loan in ______ installments, the specific drawdown amount and date shall be as follows:

7.1.2.1 On March 31, 2005, in the amount of (in full-form characters) Twenty Million Yuan (in short-form: 20,000,000 Yuan);

7.1.2.2 On _____ year _____ month _____ day, in the amount of (in full-form characters) ___________ (in short-form: _______ Yuan);


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7.1.2.3 On _______ year________ month ______ day, in the amount of (in full-form characters) (in short-form: ______ Yuan);

7.1.2.4 On _________ year ________ month _______ day, in the amount of (in full-form characters) (in short-form: ________ Yuan);

7.1.2.5 On _________ year _________ month _________ day, in the amount of (in full-form characters) (in short-form: _________ Yuan);

7.2 Party A shall draw the loan in accordance with Article 7.1 of this Contract. If there is any special reason, it shall submit a written application, and after receiving Party B's written consent, Party A may drawdown _________ days ahead of or later than the original scheduled date.

7.3 If Party A asks to cancel all or part of the loan yet to be drawn, Party A should submit a written application to Party B 30 days before the drawdown date specified by this Contract, and cancellation can be effected only after Party B consents in writing.

7.4 The specific drawdown date and repayment date of this Contract shall be determined by the actual date as listed on the promissory note administered by Party A and Party B. The promissory note or the evidence proving the drawdown of the loan amount forms an integrated part of this Contract. Other than dates, in the event other matters stated thereon are inconsistent with this Contract, this Contract shall prevail.

              ARTICLE 8 SOURCE OF THE REPAYMENT FUND AND REPAYMENT

8.1 Party A's sources of funds for repayment of the loan principal and interest under this Contract include but are not limited to:

8.1.1 the proceeds from the project;

8.1.2 others;

8.2 Notwithstanding any provisions on Party A's sources of funds for repayment in any other contracts to which Party A is a party, such provisions may not affect Party A's loan repayment obligations under this Contract. Under no circumstances whatsoever may Party A use Article 8.1 to refuse performing its loan repayment obligations under this Contract.

8.3 Party A shall fully pay interests quarterly in accordance with the provisions under this Contract, and it shall repay the loan principal in accordance with following sub-clause __________;

8.3.1 Repay the principal in one lump sum, and Party A shall repay the full amount of the loan principal on _________ year _________ month _________day;

8.3.2 Repay the principal in installments, and the specific times and amounts are as follow:

8.3.2.1 On June 29, 2006, in the amount of (in full-form characters) Ten Million Yuan (in short-form: 10,000,000 Yuan);

8.3.2.2 On December 29, 2006, in the amount of (in full-form characters) Ten Million Yuan (in short-form: 10,000,000 Yuan);

8.3.2.3 On _________ year _________ month _________ day, in the amount of (in full-form characters) _________ (in short-form: _________ Yuan);

8.3.2.4 On _________ year _________ month _________ day, in the amount of (in full-form characters) _________ (in short-form: _________ Yuan);

8.3.2.5 On _________ year _________ month _________ day, in the amount of (in full-form characters) _________ (in short-form: _________ Yuan);


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8.4 For cases where Party A makes prepayment, it should submit written application to Party B 30 days before the intended prepayment date and it should obtain Party B's written consent;

8.5 For cases where Party A makes prepayment, it should be done after Party B consents, and the prepayment amount may not be less than 10,000 Yuan, and it shall be a multiple of _________ 0,000 yuan.

8.6 The principal that is prepaid by Party A shall be applied to the loans in reserve order of repayments stipulated under Article 8.3.2 of this Contract.

8.7 Party A shall, prior to the interest settlement date or the principal repayment date as stipulated in this Contract, get ready in the account established with Party B sufficient fund for the interests and principal to be paid for that period, and Party A shall authorize Party B such that on the agreed interest settlement date or principal repayment date, Party B may, at its own initiative, debit and receive the fund from Party A's account.

                               ARTICLE 9 SECURITY

9.1 The manner of security for the loan under this Contract is: mortgage on land and buildings and factories. Credit.

9.2 Party A is obliged to proactively assist Party B and procure that Party B and the security provider enter into a security contract (the number of which is _________) in respect of concrete matters regarding security under this Contract,

9.3 If the security under this Contract undergoes changes that are adverse to Party B's credit rights, then upon Party B's notification, Party A should separately provide security to the satisfaction of Party B.

                ARTICLE 10 RIGHTS AND OBLIGATIONS OF THE PARTIES

10.1 Party A's rights and obligations:

10.1.1 Party A shall draw and use the loan in accordance with the time limit and the purpose of the loan stipulated in this Contract;

10.1.2 Without Party B's written consent, Party A may not make loan prepayment;

10.1.3 Party A, on its own initiate, shall accept Party B's investigation, understanding and supervision on the situation of the use of the loan under this Contract;

10.1.4 Party A shall actively accommodate Party B in respect of Party B's investigation, understanding and supervision on the production, operation, project construction situation and financial situation, and is obligated to provide Party B with statements and information relating to the profit and loss statement, assets and liabilities balance sheet, etc. for the various relevant periods;

10.1.5 Party A shall actively support Party B's participation in relevant matters such as the reviews of the 'three accountings' (estimation accounting, budgeting accounting, final accounting) of the loan project, construction bidding and acceptance inspection upon completion of the construction, etc.;

10.1.6 Party A shall repay the principal and interest of the loan in accordance with the provisions of this Contract;

10.1.7 Party A shall bear the expenses of the relevant fees under this Contract, including but not limited to the fees used for matters relating to notarization, authentication, evaluation, registration, etc. Party A shall perform the loan liabilities in this order: fees, penalty interest, compound interest, and principal;

10.1.8 Return the receipt to Party B within 3 days after acknowledging receipt of reminder letters or reminder documents mailed or delivered by other means by Party B;


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10.1.9 If Party A undergoes commissioned leasing, restructuring into a joint-stock shareholding system, joint operation, consolidation, merger, joint venture, division, capital reduction, variation in equity interest, material asset transfer and other actions that will sufficiently affect the realization of Party B's rights and interests, Party A should notify Party B at lease 30 days in advance and obtain Party B's written consent; otherwise, it shall not proceed with the above-mentioned actions prior to the full settlement of the debt;

10.1.10 For changes to industry and business registration matters such as domicile, correspondence address, business scope, legal representative, etc., Party A should notify Party B in writing seven days after a relevant matter is changed;

10.1.11 If there is occurrence of any other matters that constitute risks to Party A's normal operation or cause material and adverse effect on its performance of the repayment obligations under this Contract, including but not limited to involvement in material economic dispute, bankruptcy, deterioration in financial situations, etc., Party A shall immediately notify Party B in writing;

10.1.12 In the event of business cessation, dissolution, cessation of business for reorganization, business license being revoked or cancelled, within five days after the occurrence of the event, Party A shall notify Party B in writing, and Party A shall guarantee to immediately repay the loan principal and interest.

10.2 Party B's rights and obligations:

10.2.1 Party B may request Party A to provide all the information relating to this loan;

10.2.2 Party B may, in accordance with the stipulations provided herein or provided by the law, deduct from Party A's account the loan principal, interest, compound interest, penalty interest and all the other payable fees as agreed to be paid by Party A under this Contract; the order for such deduction by Party B shall be: fees, penalty interest, compound interest and principal.

10.2.3 For Party A's avoidance of Party B's supervision, Party A's falling into arrears in repaying loan principal and interest, or other serious acts of default, Party B has the right to impose credit sanction, notify the relevant department or unit, and press for payment through public announcements in news media;

10.2.4 Party B shall provide Party A with the full amount of the loan according to the time schedule as agreed under this Contract (save and except when the delay arises due to reasons attributable to Party A);

10.2.5 Unless it is otherwise provided in this Contract and unless stipulated by the laws and regulations, the information and situation provided by Party A regarding areas such as its debts, finance, production, operation etc. shall be kept confidential by Party B.

                       ARTICLE 11 LIABILITIES FOR DEFAULT

11.1 After this Contract becomes effective, Party A and Party B shall perform its respective obligations as agreed in this Contract. Any party who fails to perform or fails to completely perform the obligations stipulated under this Contract shall bear liabilities for default in accordance with the law.

11.2 If Party A fails to handle and effect the loan withdrawal in accordance with Article 7.1 of this Contract, Party B has the right to, on a daily basis, calculate and collect a delay default penalty based on the contract interest rate;

11.3 If Party B fails to handle and effect the loan disbursement in accordance with Article 7.1 of this Contract, Party B shall on a daily basis pay a delay default penalty based on the contract interest rate.


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11.4 If Party A makes prepayment of the loan under this Contract without the written consent of Party B, Party B has the right to calculate and collect interest according to the term and interest rate of the loan in accordance with the provisions of this Contract.

11.5 If Party A fails to repay the principal and interest of the loan when they are due under this Contract, then Party B has the right to set a time limit for repayment and has the right to exercise the right of set-off against the funds in all the accounts that Party A has opened with Party B. At the same time, Party B shall have the right to calculate and collect interest, on a daily basis, based on /10000 of the overdue loan and to calculate and collect compound interest on the unpaid interest.

11.6 In the event Party A fails to use the loan for the agreed purpose in this Contract, Party B shall have the right to cease disbursing the loan, recall part or all of the loan or discharge the Contract, and to calculate and collect interest, on a daily basis, 1/10000 of the loan used in breach of contract according to the number of days that the loan is used in breach of contract. For unpaid interest, Party B shall calculate and collect compound interest.

11.7 In Party A's use of the loan, if situations listed in Article 11.5 and 11.6 occur concurrently, Party B shall choose the more severe punishment and cannot impose both punishments at the same time.

11.8 If Party A commits any of the following acts, then within seven days after Party A receives notification from Party B, Party A shall make rectification and adopt remedial measures satisfactory to Party B. Otherwise, Party B has the right to stop or cancel the loan yet to be withdrawn and used and Party B has the right to recall part or all of the loan ahead of schedule. For any portion that the Party B fails to recall, a default penalty shall be calculated and collected on a daily basis in accordance with overdue loan interest rate:

11.8.1 Provide assets and liabilities balance sheet, profit and loss statement and other financial information that are untrue or conceal material facts;

11.8.2 Fail to accommodate, or refuse to accept, Party B's supervision on the situation of the loan use and the relevant production operation and financial activities;

11.8.3 Without the consent of Party B, Party A assigns or disposes of, or threatens to assign or dispose of, material parts of its assets;

11.8.4 The material parts of its assets or the entire assets are possessed by other creditors, or being subject to management by designated custodian, receiver or similar persons or its property are seized or frozen, which may cause serious losses to Party B;

11.8.5 Without the consent of Party B, Party A conducts contracting, leasing, restructuring into joint-stock system, joint operation, consolidation, merger, joint venture, division, capital reduction, variation in equity interest, material asset transfer and other actions that are sufficient to affect the realization of Party B's rights and interests and threaten the security of Party B's creditor rights;

11.8.6 There are changes in industry and business registration matters such as domicile, correspondence address, business scope, legal representative, etc., or there are occurrences of situations such as material external investments, etc. that seriously affect or threaten the realization of Party B's creditor rights;

11.8.7 Involvement in a material economic dispute or deterioration in financial situations etc., causing serious impact or threat to the realization of Party B's creditor rights;

11.8.8 Any other situation that may cause a threat or serious loss to the realization of the Party B's creditor rights under the loan Contract.

   ARTICLE 12 EFFECTIVENESS, AMENDMENT, RESCISSION AND TERMINATION OF CONTRACT

12.1 This Contract shall come into force after it is signed and sealed by Party A and Party B. If it is secured, it shall take effect after the coming into effect of the security contract, until


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it is terminated on the date the principal, interest, compound interest, penalty interest, default fees and all other payable fees are completely settled.

12.2 In any one of the following circumstances, Party B has the right to rescind this Contract and request Party A to repay the loan principal and interest ahead of schedule and to compensate for Party B's losses:

12.2.1 In the event of Party A's business cessation, dissolution, cessation of business for reorganization, business license being revoked or cancelled;

12.2.2 The security under this Contract has undergone changes adverse to Party B's creditor rights and Party A fails to separately provide the required security demanded by Party B;

12.2.3 Other serious behaviors of default.

12.3 If Party A requests an extension period for the loan, it should submit a written request to Party B 30 days prior to the due date of this Contract and provide a written opinion of the security provider agreeing to continue to provide security. Only after the review and consent by Party B and after the execution of an extension agreement may the loan under this Contract be accordingly extended. Prior to the execution of an extension agreement by the parties, this loan Contract shall continue to be performed.

12.4 After this Contract is effective, unless otherwise stipulated herein, neither Party A nor Party B shall on its own unilaterally amend this Contract or rescind this Contract prematurely. If there is an actual need to amend or rescind this Contract, it shall be done by unanimous consultation of the parties and by reaching a written agreement. Before reaching the written agreement, this Contract shall continue to be performed.

                          ARTICLE 13 DISPUTE RESOLUTION

13.1 Disputes arising out of the course of this Contract's performance shall first be resolved by consultation between Party A and Party B. When consultation fails, the dispute shall be resolved by the manner in the following sub-clause ______:

13.1.1 to be arbitrated by __________;

13.1.2 to resolve the dispute through litigation by submitting the case to the local court where Party B is situated.

                 ARTICLE 14 OTHER MATTERS AGREED BY THE PARTIES

14.1  __________________________.

14.2  __________________________.

14.3. __________________________.

                            ARTICLE 15 MISCELLANEOUS

15.1 The appendix to this Contract forms an integral part of this Contract, and has equal legal force as the main text of this Contract.

15.2 During the performance of this Contract, when a certain drawdown or repayment date is a non-banking day, then it shall be extended to the next banking day.

15.3 This Contract is made out in ______ originals. Party A and Party B each holds _________ original(s), which have same legal effect.

15.4 Special declarations:

15.4.1 This template-form contract is provided by the lender, and the borrower has perused, reviewed and studied this Contract in detail at the time this Contract is signed, and it has complete notice of the provisions in this Contract that relate to the exemptions of or limitations on the lender's liabilities.


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15.4.2 The lender, in accordance with the borrower's request, has given sufficient explanation on the provisions regarding the exemptions of or limitations on the lender's liabilities, and the borrower completely comprehends and appreciates the true meanings of such provisions. The terms and conditions of this Contract express the true intentions of the parties to this Contract.

Borrower: (company seal)                Lender: (company seal)


-------------------------------------   ----------------------------------------
Legal Representative                    Legal Representative
(or authorized signatory)               (or authorized signatory):


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[Chinese signature chop of              [Company chop and contract chop
Shi Zhengrong]                          of the lender]

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March 31,  2005                         March 31, 2005


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